UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2012

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2012, Calavo Growers, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“Nasdaq”) that Alva Snider, an independent director of the Company, passed away on May 9, 2012. As a result of Mr. Snider’s death, the Company’s board of directors (the “Board”) is no longer comprised of a majority of independent directors, as required for continued listing by Nasdaq Listing Rules 5605(b)(1).

In accordance with Nasdaq Listing Rules 5605(b)(1)(A), the Company has until the earlier of the Company’s next annual shareholders’ meeting or May 9, 2013 to regain compliance with Nasdaq Listing Rules. The Company currently intends to hold its next annual shareholders’ meeting in April 2013.

The Board intends to identify candidates to replace Mr. Snider and appoint a new director who satisfies the independence requirements of the Nasdaq Listing Rules prior to the expiration of the applicable cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
May 14, 2012
	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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